EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Rock-Tenn Company 2004 Incentive Stock Plan of our reports dated November 17, 2009, with respect to the consolidated financial statements of Rock-Tenn Company included in its Annual Report (Form 10-K) for the year ended September 30, 2009, and the effectiveness of internal control over financial reporting of Rock-Tenn Company, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Atlanta, Georgia

November 17, 2009